EXHIBIT 23(a)



            Consent of Independent Registered Public Accounting Firm


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 333-____________) of Sysco Corporation for the registration of $1,500,000,000 of debt securities and to the incorporation by reference therein of our report dated August 16, 2004, with respect to the consolidated financial statements and schedules of Sysco Corporation included in its Annual Report (Form 10-K) for the year ended July 3, 2004, filed with the Securities and Exchange Commission.


/s/Ernst & Young, LLP
Houston, Texas
April 15, 2005